UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 13, 2006
                        ---------------------------------
                        (Date of earliest event reported)

                       Zond-PanAero Windsystem Partners I,
                        a California Limited Partnership
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                California              0-13510            77-003535
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         (State or Other Jurisdiction   (Commission       (IRS Employer
           of Incorporation)            File Number)      Identification No.)

               1221 Lamar Street, Suite 1600, Houston, Texas 77010
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                    (Address of Principal Executive Offices)

                                 (713) 853-0530
                                 --------------
                         (Registrant's telephone number,
                              including area code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.
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Agreement to Market the Mesa Wind Project

     On May 13, 2006, Zond-PanAero Windsystem Partners I, a California Limited Partnership (the "Partnership") entered into an Agreement to Market the Mesa Wind Project dated as of May 13, 2006 (the "Agreement") by and among the Partnership, Zond-PanAero Windsystem Partners II, a California limited partnership ("ZP II"), Enron Wind Systems, LLC ("Enron Wind"), PAMC Management Corporation ("PAMC"), Mesa Wind Developers, a California joint venture ("MWD") and Alta Mesa Energy, LLC ("Alta Mesa" and together with each of the other parties to the Agreement, collectively, the "Parties").

     Under the terms of the Agreement, the Parties agreed to co-market their respective assets that are used in connection with the windsystems owned by each of the Partnership and ZP II (collectively, the "Mesa Wind Project Assets"). The Agreement requires each of the Parties to attempt to identify potential bidders for the Mesa Wind Project Assets, to provide certain due diligence information relating to such assets and to coordinate marketing activities for such assets.

     The Agreement provides for a bid process for the sale of the Mesa Wind Project Assets to potential buyers and for a process to review such bids. Each of the Partnership and ZP II appointed Enron Wind as its representative under the Agreement to review the bids and provide advice to the representative for PAMC and Alta Mesa concerning the sale of the Mesa Wind Project Assets under the Agreement. However, under the Agreement, PAMC will ultimately determine whether and with whom to negotiate a definitive purchase and sale agreement (a "Definitive Agreement") for the sale of the Mesa Wind Project Assets. The Agreement contains a term sheet with certain proposed terms for any Definitive Agreement.

     Pursuant to the Agreement, the Partnership and ZP II shall receive for the sale of their respective wind turbines an aggregate amount equal to a percentage (the "Turbine Percentage") multiplied by the total purchase price for all the Mesa Wind Project Assets. The Turbine Percentage will be determined by dividing
(i) the average amount of the bids for the wind turbines owned by the Partnership and ZP II (using $600,000 for each wind turbine bid less than such amount and $1,400,000 for each wind turbine bid greater than such amount) by
(ii) the average amount of all the bids received in connection with the proposed sale of all the Mesa Wind Project Assets.

     Under the terms of the Agreement, PAMC has the right at any time during the bidding and negotiation process to elect not to sell the Mesa Wind Project Assets pursuant to the process set forth in the Agreement. In such event, the Partnership would have the right to sell its wind turbines separately, subject to certain rights of first refusal set forth in existing agreements relating to the Partnership.

     The Agreement also provides for certain amendments to the reservation of rights agreement between the Partnership and PAMC (the "Reservation of Rights


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Agreement") and the wind park easement agreement between the Partnership and MWD
(the "Wind Park Easement Agreement"), including that the term of the Wind Park Easement Agreement and the Reservation of Rights Agreement will be extended from March 31, 2006 to January 31, 2007 and the deadline for the removal of the wind turbines from the operating site will be extended from May 31, 2006 to January 31, 2007.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Zond-PanAero Windsystem Partners I,
                                           a California Limited Partnership

                                           By:  Zond Windsystems Management LLC,
                                                General Partner


Date: May 18, 2006                          By:  /s/ Jesse E. Neyman
                                                 ------------------------------
                                            Name:  Jesse E. Neyman
                                            Title: President and Chief Executive
                                                   Officer













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